As filed with the U.S. Securities and Exchange Commission on December 9, 2020 under the Securities Act of 1933, as amended.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Periphas Capital Partnering Corporation

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3046972
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 15th Floor

New York, NY 10065

(646) 876-6351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sanjeev Mehra

Chief Executive Officer

667 Madison Avenue, 15th Floor

New York, NY 10065

(646) 876-6351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian Nagler Wayne Williams Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800	Derek Dostal Deanna Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-249729

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
CAPSTM, each consisting of one share of Class A common stock, $0.0001 par value, and one-quarter of one redeemable warrant(2)	2,760,000 CAPSTM	$25.00	$69,000,000	$7,528
Shares of Class A common stock included as part of the CAPSTM(3)	2,760,000 Shares	—	—	—(4)
Redeemable warrants included as part of the CAPSTM(3)	690,000 Warrants	—	—	—(4)
Total			$69,000,000	$7,528(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 360,0000 CAPSTM, consisting of 360,0000 shares of Class A common stock and 90,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $345,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-249729), which was declared effective by the Securities and Exchange Commission on December 9, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $69,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Periphas Capital Partnering Corporation, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249729) (the “Prior Registration Statement”), initially filed by the Registrant on October 29, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 9, 2020. This Registration Statement covers the registration of an additional 2,760,000 of the Registrant’s CAPSTM (including 360,000 CAPSTM, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share, and one-fourth of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of the Registrant’s Class A common stock. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 10, 2020), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 10, 2020.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-249729) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP, Counsel to Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis, LLP (included on Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of December, 2020.

PERIPHAS CAPITAL PARTNERING CORPORATION

By:	/s/ Sanjeev Mehra

Name: Sanjeev Mehra
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Sanjeev Mehra Sanjeev Mehra	Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2020

/s/ John Bowman John Bowman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2020

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